Exhibit 10.2

NATIONAL FINANCIAL PARTNERS CORP.

2002 STOCK INCENTIVE PLAN

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

This Notice is to certify that the Participant named below has been granted the number of Restricted Stock Units set forth below under the terms and conditions set forth in this Notice. This Notice is subject to and incorporates by reference the terms and conditions of the Restricted Stock Unit Agreement (the “Agreement”), two copies of which are enclosed. Please refer to the Agreement and the National Financial Partners Corp. Amended and Restated 2002 Stock Incentive Plan for an explanation of the terms and conditions of this grant and a full description of your rights and obligations. You must sign the Agreement in order for this Notice and grant to be effective. Please sign and date both copies of the Agreement on the last page, returning one to Stephanie Olson and retaining the other for your records.

Award Number:	809

Name of Participant:	Jessica Bibliowicz

Number of Restricted Stock Units:	50,000

Grant Date:	February 16, 2005

Vesting Commencement Date:	February 16, 2005

Vesting Schedule:	Subject to Participant’s continuous Employment/Service, this Restricted Stock Unit Grant shall vest in its entirety on February 16, 2015 .

Additional Terms:	See the Restricted Stock Unit Agreement.